UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 24, 2017

Shutterfly, Inc.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33031	94-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.  Results of Operations and Financial Condition.

On October 24, 2017, Shutterfly, Inc. (“Shutterfly”) issued a press release announcing its financial results for the third quarter ended September 30, 2017.

This press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

The information furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition,” including Exhibit 99.1, is furnished and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section.  The information contained in Item 2.02 and in the accompanying exhibit is not incorporated by reference in any filing of Shutterfly under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Use of Non-GAAP Financial Information

Shutterfly has supplemented the financial measures contained in the attached press release that are provided in accordance with generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Shutterfly believes that these non-GAAP financial measures provide useful information about its core operating results and thus are appropriate to enhance the overall understanding of its past financial performance and its prospects for the future. These adjustments to Shutterfly’s GAAP results are made with the intent of providing both management and investors a more complete understanding of Shutterfly’s underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate Shutterfly’s financial results, develop budgets, manage expenditures and determine employee compensation. The methods used by Shutterfly to produce non-GAAP financial results may differ from the methods used by other companies.  Shutterfly’s reference to these non-GAAP financial results should be considered in addition to results that are prepared under current accounting standards but should not be considered as a substitute for, or superior to, the financial results that are presented as consistent with GAAP.  Reconciliation to the nearest GAAP financial measures of the non-GAAP financial measures is included in the press release attached hereto as Exhibit 99.1.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 18, 2017, Shutterfly, Inc. (the “Company”) borrowed a $300.0 million term loan (the “Term Loan”) under that certain Credit Agreement, dated as of August 17, 2017 (the “Closing Date”), by and among the Company, the lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent (the “Credit Agreement”). In addition to the Term Loan, which has been fully drawn, the Credit Agreement also provides for a secured revolving loan facility in an aggregate principal amount of up to $200.0 million, the full amount of which remains undrawn as of October 18, 2017.
The Term Loan will initially bear interest at an adjusted one month LIBOR rate, subject to a floor of 0.0%, plus an applicable margin of 2.50% per annum.
The Term Loan will mature on the seventh anniversary of the Closing Date. Commencing on the last day of the first full fiscal quarter following the Company’s borrowing of the Term Loan, the Term Loan will amortize in equal quarterly installments of 0.25% of the original principal thereof, with the principal balance payable on the maturity date.
The proceeds of the Term Loan will be used (i) to settle the Company’s existing 0.25% Convertible Senior Notes due 2018 and (ii) for working capital and general corporate purposes.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on August 17, 2017 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

Number	Description
99.1	Press release, dated October 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Michael Pope Michael Pope Senior Vice President & Chief Financial Officer
Date:  October 24, 2017

EXHIBIT INDEX

Number	Description
99.1	Press release, dated October 24, 2017.